Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 14, 2005, in Post Effective Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-115070) and related Prospectus of GeoGlobal Resources Inc. for the registration and re-sale of shares of its common stock.

Calgary, Alberta

/s/ Ernst & Young LLP (signed)

August 3, 2005

Chartered Accountants